EXHIBIT 99.1

Kohlberg Capital Corporation

Announces Expiration of Transferable Rights Offering

New York, NY, April 29, 2008 (PRIME NEWSWIRE) — Kohlberg Capital Corporation (NASDAQ: KCAP) (the “Company”) announced today the expiration of its transferable rights offering, which entitled holders of rights to purchase one share of common stock for every right held at a subscription price of $9.2666. The offering expired April 28, 2008 at 5:00 p.m., New York City time.

Preliminary results indicate that the rights offering was oversubscribed. The Company received subscriptions for 2,366,547 shares accompanied by estimated payments and subscriptions for an additional 2,004,918 shares by notice of guaranteed delivery. The Company cannot make any assurances that it will receive payments for the 2,004,918 shares subscribed for by notice of guaranteed delivery on or before 5:00 p.m., New York City time, on May 1, 2008 and, as a result, the number of shares subscribed for could be less. The exact number of shares of common stock subscribed for will be determined by Monday, May 5, 2008 but in no event will the Company issue more than 3,100,000 shares pursuant to the subscriptions as set forth in the final prospectus dated March 31, 2008 (the “Prospectus”). Proration of any available over-subscription shares will be made in accordance with the procedures described in the Prospectus and confirmations of shares purchased will be mailed to participants on or before May 12, 2008. Any excess payment to be refunded by us to a participating rights holder will be mailed by the subscription agent to the rights holder as promptly as practicable after the confirmations are sent to the participants. No interest will be paid on any amounts refunded.

The Company intends to use the net proceeds from the offering to reduce existing indebtedness under its credit facility. However, any reduction of indebtedness through the use of proceeds of this offering is expected to be only temporary, and the Company expects to utilize its credit facility for additional borrowings in accordance with its investment objective and strategy and relevant legal rules applicable to business development companies.

The subscription agent will send participants in the rights offering a confirmation showing the number of shares purchased pursuant to the basic subscription, the number of shares, if any, acquired pursuant to the over-subscription privilege, the per share and total purchase price for such shares, and any additional amount payable to the Company by the participating rights holder or any excess refunded by the Company to the participating rights holder, in each case based on the subscription price.

Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as Lead Dealer Manager and JMP Securities LLC and Stifel, Nicolaus & Company, Incorporated acted as Co-Dealer Managers for the rights offering.

Persons seeking further information regarding the rights offering should contact The Altman Group, the Information Agent, 1200 Wall Street West, 3rd Fl., Lyndhurst, New Jersey 07071, (800) 499-6260.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of the shares referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Kohlberg Capital Corporation (KCAP):

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments. Kohlberg Capital Corporation’s filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company’s website at www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3121

Forward-Looking Statements:

This press release contains forward-looking statements (i.e., statements that are not historical facts) describing the Company’s future plans and objectives. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives (including, without limitation, our receipt of payments for the 2,004,918 shares subscribed for by notice of guaranteed delivery and our contemplated use the net proceeds from the offering described in this press release) will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Contact:

Kohlberg Capital Corporation

Investor Relations

Denise Rodriguez

(212) 455-8300

info@kohlbergcapital.com